Disclaimer:
IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 06-S1
Breakeven First Dollar Loss Table

Asumptions:
■ Prepayments at the Pricing Prepayment Assumption
■ One month LIBOR curve as indicated
■ 100% Loss Severity, 6 month Lag, 100% Advancing
■ Run to maturity with collateral losses calculated through the life of the applicable bond
■ Certificates are priced at par
■ Trigger fail

		Fwd Libor + 200bps
Class M-3	CDR (%)	9.08
	Yield (%)	7.5921
	WAL	7.52
	Modified Duration	5.57
	Principal Window	68 - 358
	Principal Writedown	58,208.94 (0.38%)
	Total Collat Loss	62,717,003.66 (18.71%)
Class M-4	CDR (%)	8.21
	Yield (%)	7.7775
	WAL	9.59
	Modified Duration	6.60
	Principal Window	92 - 358
	Principal Writedown	34,529.71 (0.62%)
	Total Collat Loss	57,496,863.64 (17.15%)

GSAA 06-S1
Forward Curve

Month	1m Libor	1m Libor + 200
1	5.3500	7.3500
2	5.2742	7.2742
3	5.2674	7.2674
4	5.2344	7.2344
5	5.1628	7.1628
6	5.0961	7.0961
7	4.9707	6.9707
8	4.8895	6.8895
9	4.8163	6.8163
10	4.7516	6.7516
11	4.6950	6.6950
12	4.6582	6.6582
13	4.6549	6.6549
14	4.5613	6.5613
15	4.5423	6.5423
16	4.5398	6.5398
17	4.5358	6.5358
18	4.5284	6.5284
19	4.5187	6.5187
20	4.5149	6.5149
21	4.5182	6.5182
22	4.5197	6.5197
23	4.5242	6.5242
24	4.5424	6.5424
25	4.5686	6.5686
26	4.5587	6.5587
27	4.5657	6.5657
28	4.5760	6.5760
29	4.5847	6.5847
30	4.5943	6.5943
31	4.6047	6.6047
32	4.6152	6.6152
33	4.6255	6.6255
34	4.6370	6.6370
35	4.6493	6.6493
36	4.6633	6.6633
37	4.7097	6.7097
38	4.6878	6.6878
39	4.6985	6.6985
40	4.7109	6.7109
41	4.7210	6.7210
42	4.7307	6.7307
43	4.7399	6.7399
44	4.7482	6.7482
45	4.7564	6.7564
46	4.7623	6.7623
47	4.7685	6.7685
48	4.7755	6.7755
49	4.8082	6.8082
50	4.7932	6.7932
51	4.8009	6.8009
52	4.8103	6.8103
53	4.8173	6.8173
54	4.8250	6.8250
55	4.8303	6.8303
56	4.8357	6.8357
57	4.8409	6.8409
58	4.8443	6.8443
59	4.8478	6.8478
60	4.8469	6.8469
61	4.8813	6.8813
62	4.8575	6.8575
63	4.8616	6.8616
64	4.8671	6.8671
65	4.8716	6.8716
66	4.8767	6.8767
67	4.8810	6.8810
68	4.8871	6.8871
69	4.8906	6.8906
70	4.8940	6.8940
71	4.8988	6.8988
72	4.9025	6.9025
73	4.9223	6.9223
74	4.9124	6.9124
75	4.9160	6.9160
76	4.9214	6.9214
77	4.9266	6.9266
78	4.9303	6.9303
79	4.9335	6.9335
80	4.9383	6.9383
81	4.9412	6.9412
82	4.9439	6.9439
83	4.9473	6.9473
84	4.9547	6.9547
85	4.9718	6.9718
86	4.9613	6.9613
87	4.9634	6.9634
88	4.9679	6.9679
89	4.9720	6.9720
90	4.9754	6.9754
91	4.9786	6.9786
92	4.9832	6.9832
93	4.9869	6.9869
94	4.9913	6.9913
95	4.9956	6.9956
96	5.0002	7.0002
97	5.0161	7.0161
98	5.0059	7.0059
99	5.0082	7.0082
100	5.0138	7.0138
101	5.0169	7.0169
102	5.0213	7.0213
103	5.0261	7.0261
104	5.0306	7.0306
105	5.0352	7.0352
106	5.0404	7.0404
107	5.0462	7.0462
108	5.0523	7.0523
109	5.0560	7.0560
110	5.0598	7.0598
111	5.0653	7.0653
112	5.0696	7.0696
113	5.0735	7.0735
114	5.0798	7.0798
115	5.0842	7.0842
116	5.0897	7.0897
117	5.0960	7.0960
118	5.1012	7.1012
119	5.1075	7.1075
120	5.1353	7.1353
121	5.1431	7.1431
122	5.1494	7.1494
123	5.1540	7.1540
124	5.1608	7.1608
125	5.1655	7.1655
126	5.1713	7.1713
127	5.1751	7.1751
128	5.1793	7.1793
129	5.1829	7.1829
130	5.1855	7.1855
131	5.1892	7.1892
132	5.1905	7.1905
133	5.1961	7.1961
134	5.1998	7.1998
135	5.2024	7.2024
136	5.2073	7.2073
137	5.2105	7.2105
138	5.2142	7.2142
139	5.2169	7.2169
140	5.2214	7.2214
141	5.2230	7.2230
142	5.2247	7.2247
143	5.2275	7.2275
144	5.2435	7.2435
145	5.2476	7.2476
146	5.2506	7.2506
147	5.2526	7.2526
148	5.2565	7.2565
149	5.2600	7.2600
150	5.2615	7.2615
151	5.2628	7.2628
152	5.2655	7.2655
153	5.2660	7.2660
154	5.2664	7.2664
155	5.2672	7.2672
156	5.2680	7.2680
157	5.2696	7.2696
158	5.2716	7.2716
159	5.2724	7.2724
160	5.2755	7.2755
161	5.2756	7.2756
162	5.2769	7.2769
163	5.2780	7.2780
164	5.2782	7.2782
165	5.2784	7.2784
166	5.2784	7.2784
167	5.2785	7.2785
168	5.2791	7.2791
169	5.2794	7.2794
170	5.2806	7.2806
171	5.2805	7.2805
172	5.2826	7.2826
173	5.2821	7.2821
174	5.2822	7.2822
175	5.2816	7.2816
176	5.2805	7.2805
177	5.2798	7.2798
178	5.2767	7.2767
179	5.2752	7.2752
180	5.2552	7.2552
181	5.2533	7.2533
182	5.2522	7.2522
183	5.2499	7.2499
184	5.2498	7.2498
185	5.2482	7.2482
186	5.2480	7.2480
187	5.2456	7.2456
188	5.2448	7.2448
189	5.2439	7.2439
190	5.2418	7.2418
191	5.2410	7.2410
192	5.2403	7.2403
193	5.2389	7.2389
194	5.2377	7.2377
195	5.2345	7.2345
196	5.2344	7.2344
197	5.2327	7.2327
198	5.2321	7.2321
199	5.2300	7.2300
200	5.2291	7.2291
201	5.2277	7.2277
202	5.2259	7.2259
203	5.2256	7.2256
204	5.2230	7.2230
205	5.2227	7.2227
206	5.2210	7.2210
207	5.2185	7.2185
208	5.2178	7.2178
209	5.2171	7.2171
210	5.2148	7.2148
211	5.2131	7.2131
212	5.2127	7.2127
213	5.2104	7.2104
214	5.2087	7.2087
215	5.2076	7.2076
216	5.2064	7.2064
217	5.2045	7.2045
218	5.2029	7.2029
219	5.2004	7.2004
220	5.2001	7.2001
221	5.1989	7.1989
222	5.1969	7.1969
223	5.1951	7.1951
224	5.1942	7.1942
225	5.1922	7.1922
226	5.1910	7.1910
227	5.1893	7.1893
228	5.1885	7.1885
229	5.1857	7.1857
230	5.1842	7.1842
231	5.1816	7.1816
232	5.1818	7.1818
233	5.1790	7.1790
234	5.1778	7.1778
235	5.1765	7.1765
236	5.1744	7.1744
237	5.1728	7.1728
238	5.1711	7.1711
239	5.1694	7.1694
240	5.1491	7.1491
241	5.1466	7.1466
242	5.1452	7.1452
243	5.1425	7.1425
244	5.1424	7.1424
245	5.1400	7.1400
246	5.1388	7.1388
247	5.1371	7.1371
248	5.1355	7.1355
249	5.1345	7.1345
250	5.1317	7.1317
251	5.1306	7.1306
252	5.1299	7.1299
253	5.1277	7.1277
254	5.1256	7.1256
255	5.1239	7.1239
256	5.1222	7.1222
257	5.1203	7.1203
258	5.1194	7.1194
259	5.1169	7.1169
260	5.1157	7.1157
261	5.1140	7.1140
262	5.1120	7.1120
263	5.1113	7.1113
264	5.1085	7.1085
265	5.1079	7.1079
266	5.1059	7.1059
267	5.1028	7.1028
268	5.1023	7.1023
269	5.1003	7.1003
270	5.0990	7.0990
271	5.0969	7.0969
272	5.0966	7.0966
273	5.0937	7.0937
274	5.0918	7.0918
275	5.0907	7.0907
276	5.0886	7.0886
277	5.0872	7.0872
278	5.0853	7.0853
279	5.0825	7.0825
280	5.0819	7.0819
281	5.0808	7.0808
282	5.0783	7.0783
283	5.0764	7.0764
284	5.0757	7.0757
285	5.0732	7.0732
286	5.0712	7.0712
287	5.0698	7.0698
288	5.0683	7.0683
289	5.0662	7.0662
290	5.0644	7.0644
291	5.0618	7.0618
292	5.0611	7.0611
293	5.0597	7.0597
294	5.0575	7.0575
295	5.0555	7.0555
296	5.0544	7.0544
297	5.0523	7.0523
298	5.0508	7.0508
299	5.0487	7.0487
300	5.0686	7.0686
301	5.0658	7.0658
302	5.0644	7.0644
303	5.0623	7.0623
304	5.0618	7.0618
305	5.0594	7.0594
306	5.0582	7.0582
307	5.0566	7.0566
308	5.0549	7.0549
309	5.0539	7.0539
310	5.0512	7.0512
311	5.0499	7.0499
312	5.0491	7.0491
313	5.0469	7.0469
314	5.0447	7.0447
315	5.0419	7.0419
316	5.0412	7.0412
317	5.0391	7.0391
318	5.0382	7.0382
319	5.0353	7.0353
320	5.0339	7.0339
321	5.0323	7.0323
322	5.0297	7.0297
323	5.0281	7.0281
324	5.0268	7.0268
325	5.0247	7.0247
326	5.0229	7.0229
327	5.0191	7.0191
328	5.0182	7.0182
329	5.0160	7.0160
330	5.0146	7.0146
331	5.0118	7.0118
332	5.0101	7.0101
333	5.0079	7.0079
334	5.0055	7.0055
335	5.0043	7.0043
336	5.0010	7.0010
337	4.9998	6.9998
338	4.9974	6.9974
339	4.9938	6.9938
340	4.9926	6.9926
341	4.9901	6.9901
342	4.9882	6.9882
343	4.9855	6.9855
344	4.9842	6.9842
345	4.9810	6.9810
346	4.9785	6.9785
347	4.9767	6.9767
348	4.9736	6.9736
349	4.9716	6.9716
350	4.9692	6.9692
351	4.9661	6.9661
352	4.9643	6.9643
353	4.9618	6.9618
354	4.9592	6.9592
355	4.9564	6.9564
356	4.9542	6.9542
357	4.9516	6.9516
358	4.9493	6.9493
359	4.9463	6.9463
360	4.9319	6.9319

GSAA06S1- I-A1

Balance	$193,203,000.00	Delay	0
Coupon	5.45000	Dated	12/20/2006
Settle	12/20/2006	First Payment	01/25/2007

	5 CPR	10 CPR	15 CPR	20 CPR
WAL	6.29	3.47	2.33	1.73
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)

	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
WAL	1.31	1.07	0.90	0.77	0.67	0.58
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)

	5 CPR	10 CPR	15 CPR	20 CPR
WAL	6.29	3.47	2.33	1.73
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)

	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
WAL	1.31	1.07	0.90	0.77	0.67	0.58
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

GSAA06S1- I-A2

Balance	$48,301,000.00	Delay	0
Coupon	5.61000	Dated	12/20/2006
Settle	12/20/2006	First Payment	01/25/2007

	5 CPR	10 CPR	15 CPR	20 CPR
WAL	17.69	13.37	10.49	7.87
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)

	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
WAL	6.13	4.14	2.47	2.09	1.80	1.56
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)

	5 CPR	10 CPR	15 CPR	20 CPR
WAL	18.90	14.88	11.35	8.83
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)

	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
WAL	7.01	4.91	2.47	2.09	1.80	1.56
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

LIBOR_1MO | 5.35	WAC	11.16941	WAM	261
1 / 0.26	NET	10.65941	WALA	5
999 / 0

25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
6.13	4.14	2.47	2.09	1.80	1.56
Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)